          As filed with the Securities and Exchange Commission on August 9, 2001
                                                      Registration No. 333-81215
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ____________________________


                              OPENWAVE SYSTEMS INC.
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                94-3219054
     (State or other jurisdiction of     (I.R.S. Employer Identification Number)
     incorporation or organization)

                             1400 Seaport Boulevard
                         Redwood City, California 94063
                                 (650) 480-8000
               (Address, including ZIP Code and Telephone Number,
              Including Area Code, of Principal Executive Offices)

                         Phone.com, Inc. 1995 Stock Plan

                            (Full Title of the Plan)

                                Donald J. Listwin
                      President and Chief Executive Officer
                              Openwave Systems Inc.
                             1400 Seaport Boulevard
                         Redwood City, California 94063

                          ____________________________

                                    Copy to:

                              Stephen Fackler, Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000

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                            DEREGISTRATION OF SHARES

On June 14, 2001, the Board of Directors of the Registrant resolved to approve and adopt the Openwave Systems Inc. 2001 Stock Compensation Plan (the "2001 Plan") and resolved further to merge and subsume the Phone.com, Inc. 1995 Stock Plan (the "Predecessor Plan") into the 2001 Plan. This Post-Effective Amendment No. 1 to the Registrant's Registration Statement No. 333-81215 on Form S-8 filed on June 21, 1999 (the "Registration Statement") is filed to deregister 8,344 shares previously registered that remain available for future grant under the Predecessor Plan. The 8,344 shares deregistered by this Post-Effective Amendment No. 1 will be registered, by a subsequently filed registration statement on Form S-8 for the 2001 Plan, and the associated registration fee paid by the Registrant to register shares issuable under the Predecessor Plan on the Registration Statement will be carried forward and applied to the registration fee necessary to register shares issuable under the Registrant's 2001 Plan. Please note, however, that 41,284 shares remain subject to outstanding options previously granted under the Predecessor Plan. Accordingly, the Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on August 9, 2001.

                                 By: /s/ Alan Black
                                 Alan Black
                                 Senior Vice President, Corporate Affairs, and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2001.

             Signature                                           Title
             ---------                                           -----
       /s/ Donald J. Listwin               Chairman of the Board, President, Chief Executive
       ----------------------              Officer and Director (principal executive officer)
           Donald J. Listwin

       /s/ Alan Black                     Senior Vice President, Corporate Affairs, and Chief
       ----------------------                             Financial Officer
              Alan Black                     (principal financial and accounting officer)


       /s/ Roger Evans                                         Director
       ----------------------
             Roger Evans

       /s/ John MacFarlane                       Executive Vice President and Director
       ----------------------
            John MacFarlane

       /s/ Andrew Verhalen                                     Director
       ----------------------
           Andrew Verhalen

       /s/ Bernard Puckett                                     Director
       ----------------------
            Bernard Puckett